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                                                                   EXHIBIT 23


               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into Equifax Inc.'s previously filed Registration Statement on Form S-8, File No. 33-58627.

                                       /s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
June 10, 1997